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                                                          Exhibit 5.1


                               Alston/&/Bird LLP
                              One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                 404-881-7000
                       Fax: 404-881-7777  Telex: 54-2996

                               November 11, 1997

Provident Companies, Inc.
1 Fountain Square
Chattanooga, Tennessee 37402

        Re:   Form S-8 Registration Statement --
              The Paul Revere Savings Plan;
              Provident Life and Accident Insurance Company
                 Annual Management Incentive Compensation Plan of 1994; and
              Provident Life and Accident Insurance Company Stock Plan of 1994

Ladies and Gentlemen:

        We have acted as counsel for Provident Companies, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,500,000 shares of the Corporation's common stock, $1.00 par value ("Common Stock"), that may be issued pursuant to (i) The Paul Revere Savings Plan, (ii) the Provident Life and Accident Insurance Company Annual Management Incentive Compensation Plan of 1994, and (iii) the Provident Life and Accident Insurance Company Stock Plan of 1994 (collectively, the "Plans") and an indeterminate amount of interests in The Paul Revere Savings Plan. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

        In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published general compilations thereof as of the date hereof.

        Based upon the foregoing, it is our opinion that the 3,500,000 shares of Common Stock and the Plan interests covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

        This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                       Sincerely,

                                       ALSTON & BIRD LLP


                                       By:  /s/ LAURA G. THATCHER
                                           ----------------------
                                           Laura G. Thatcher, Partner